Exhibit 5
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Shares effected by the Reporting Persons during the past 60 days. All such transactions were effected through a broker.

Reporting Person	Title of Security	Date of Transaction	Transaction Type	Quantity	Price
Radiance Star	Shares	06/25/2025	Open Market Sale	78,007	$19.4085(1)
Radiance Star	Shares	06/26/2025	Open Market Sale	147,171	$19.4284(2)
Radiance Star	Shares	06/27/2025	Open Market Sale	105,951	$19.7987(3)
Radiance Star	Shares	06/27/2025	Open Market Sale	100,167	$20.7280(4)
Radiance Star	Shares	06/27/2025	Open Market Sale	8,704	$21.3848(5)
Radiance Star	Shares	06/30/2025	Open Market Sale	150,333	$21.3858(6)
Radiance Star	Shares	07/01/2025	Open Market Sale	59,491	$21.8812(7)
Radiance Star	Shares	07/01/2025	Open Market Sale	183,509	$22.4089(8)
Radiance Star	Shares	07/02/2025	Open Market Sale	585,922	$23.0815(9)
Radiance Star	Shares	07/02/2025	Open Market Sale	20,000	$23.44
Radiance Star	Shares	07/02/2025	Block Sale (Reg M)	2,216,437	$22.09

(1) This transaction was executed in multiple trades at prices ranging from $19.14 to $19.97, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $19.0038 to $19.829, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $19.3627 to $20.36, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $20.365 to $21.36, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $21.365 to $21.45, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $21.13 to $21.59, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $21.03 to $22.025, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $22.03 to $23.00, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(9) This transaction was executed in multiple trades at prices ranging from $22.37 to $23.365, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.